UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

 125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, United Community Banks, Inc. (the “Company”) issued a press release announcing new director and management roles. Effective as of February 10, 2015, the Company’s board of directors has elected (i) Jimmy Tallent, the Company’s chief executive officer, as chairman of the board and chief executive officer; (ii) W.C. Nelson, the Company’s former chairman of the board, to the new position of lead director of the board; and (iii) Lynn Harton, the Company’s chief operating officer, as a director and president and chief operating officer.

Mr. Tallent has 31 years of experience at the Company and 40 years of experience in banking. Mr. Nelson, who has served on the Company’s board since its formation in 1988, has been chairman since 2012. Mr. Harton, who joined the Company in 2012, has over 30 years of banking experience. He was formerly consultant and special assistant to the chief executive officer, and executive vice president of commercial banking, at TD Bank Financial Group in Greenville, South Carolina. Prior to that, he was president and chief executive officer of The South Financial Group, also in Greenville, South Carolina.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and
Chief Financial Officer

Date: February 10, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated February 10, 2015